                                   Exhibit 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements number 33-33536, 33- 40551, 33-40552, 33-40553, 33-40554, 33-51100, 33-51102, 33-51320,
and 333-40237 of Reynolds, Smith and Hills, Inc. on Form S-8 of our report dated May 21, 1999 appearing in this Annual Report on form 10-K of Reynolds, Smith and Hills, Inc. for the years ended March 31, 1999, 1998 and 1997.


/s/ Deloitte and Touche LLP

Jacksonville, FL
June 22, 1999

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